Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1205 (fax)

Carol Merry, 614.383.1624

www.standardregister.com

carol.merry@fahlgren.com

Standard Register Completes Reverse Stock Split

DAYTON, Ohio (May 9, 2013) – Standard Register (NYSE: SR) announced today that it has filed a Certificate of Amendment to its Amended Articles of Incorporation to effect a 1-for-5 reverse stock split for both common stock and Class A stock. The Company anticipates that the common stock will begin trading on a split-adjusted basis on the New York Stock Exchange (NYSE) at the opening of trading on May 10, 2013. The reverse split will not change the value of the shareholder investment but there can be no assurance that the newly established opening bid can be maintained over time.

As a result of the reverse stock split, every five shares of common and Class A stock will convert to one share. The Company’s outstanding shares have been reduced to approximately 5,232,908 common shares and 945,000 Class A shares. The number of authorized shares and the par value per share will remain unchanged. No fractional shares will be issued in connection with the reverse stock split. The Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., will manage the reverse split process. More information is available in the proxy statement filed by the Company on March 21, 2013.

The reverse stock split was approved by the Company’s shareholders at the April 25, 2013 annual meeting, with approximately 90 percent of outstanding shares voted in favor of the amendment. The reverse split provides for the company to regain compliance with the $1.00 minimum closing bid requirement for listing on the NYSE.

Standard Register is executing its strategy of helping many of the largest organizations and healthcare providers communicate with their customers, employees and partners via a variety of printed materials and technology-enabled solutions delivered across multiple channels. The Company is implementing a transformation as the landscape for business and healthcare communications evolves to digital and electronic platforms.

About Standard Register

Standard Register (NYSE:SR), celebrating 100 years of innovation, is trusted by the world’s leading companies to advance their reputations by aligning communications with corporate standards and priorities. Providing market-specific insights and a compelling portfolio of solutions to address the changing business landscape in healthcare, financial services, commercial and industrial markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This press release contains forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results could differ materially from the Company’s current expectations.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, our access to capital for expanding in our solutions, the pace at which digital technologies and electronic health records (EHR) adoption erode the demand for certain products and services, the success of our plans to deal with the threats and opportunities brought by digital technology, results of cost containment strategies and restructuring programs, our ability to attract and retain key personnel, variation in demand and acceptance of the Company’s products and services, frequency, magnitude and timing of paper and other raw material price changes, the timing of the completion and integration of acquisitions, general business and economic conditions beyond the Company’s control, and the consequences of competitive factors in the marketplace, including the ability to attract and retain customers. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. For more information, see the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission.